UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

HILTON GRAND VACATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Annual Meeting of Stockholders

To be Held on Thursday, May 7, 2020

On April 23, 2020, Hilton Grand Vacations Inc. (“HGV” or the “Company”) issued the following press release announcing a change to a virtual-only format for its 2020 Annual Meeting of Stockholders to be held on Thursday, May 7, 2020 at 8:30 a.m. (EDT) (the “Annual Meeting”). The following press release supplements the Proxy Statement dated March 26, 2020 and other proxy materials, including the Notice of Annual Meeting, provided to stockholders of HGV in connection with the solicitation of proxies by HGV’s Board of Directors for use at the Annual Meeting.

The press release is being filed as definitive additional proxy solicitation material with the Securities and Exchange Commission and made available to stockholders on April 23, 2020.

The information contained in the press release should be read in conjunction with the Proxy Statement and other proxy materials.

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations to Hold 2020 Annual Meeting of Stockholders in Virtual-Only Format

ORLANDO, Fla. (April 23, 2020)—Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) announced today that its upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual-only format to protect the safety of its stockholders and meeting participants in response to the COVID-19 pandemic and related public health guidance and restrictions.

As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020, at 8:30 a.m. (EDT) for stockholders of record as of the close of business on March 13, 2020. The original date and time of the Annual Meeting, as well as the items of business to be addressed at the Annual Meeting, remain unchanged. However, stockholders and other participants will not be able to attend the Annual Meeting in person and may only participate via webcast. The possibility of this change was referenced in the Company’s Notice of 2020 Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on March 26, 2020, and subsequently mailed or made available to HGV’s stockholders.

The Company has designed the format of the virtual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. Stockholders entitled to attend the Annual Meeting who encounter any difficulties accessing the virtual meeting during the check-in or meeting time should call the technical support number that will be posted on the virtual meeting login page.

Access and Log-In Instructions for Virtual Annual Meeting

Stockholders entitled to attend the Annual Meeting may access the virtual meeting by going to www.virtualshareholdermeeting.com/HGV2020 and following the instructions on the website to enter the 16-digit control number printed on their proxy card, voting instruction form or Notice of Internet Availability, as applicable. Online access to the Annual Meeting will open at 8:15 a.m. (EDT) to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 8:30 a.m. (EDT).

Voting Methods

Whether or not you plan to attend the Annual Meeting, the Company urges you to vote and submit your vote your shares in advance of the Annual Meeting by one of the methods described in the proxy materials previously provided in connection with the Annual Meeting. Please note that the proxy card included with the previously distributed materials will not be updated to reflect the change to a virtual format and may continue to be used to vote your shares in connection with the Annual Meeting. HGV’s proxy materials are currently available at www.proxyvote.com. Stockholders who have already voted do not need to take any further voting action unless they wish to change their vote.

If you wish to vote during the webcast of the Annual Meeting, go to www.virtualshareholdermeeting.com/HGV2020 and vote during the meeting by following the instructions on the meeting website.

Forward-Looking Statements

Statements in this press release that are not historical facts may be forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “intends” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Forward-looking statements involve risks and uncertainties that could cause actual results to be materially different.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.